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                                                                   EXHIBIT 10.43

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

     This Third Amendment to Employment Agreement is entered into as of this 1st day of June, 2002 by and between BiznessOnline.com, Inc., a Delaware corporation (the "Company") and Daniel J. Sullivan, an individual with an address at 2375 Apple Ridge Circle, Manasquan, New Jersey 08736 ("Employee").

                                  INTRODUCTION

     The Company and Employee entered into that certain Employment Agreement dated as of January 25, 1999 as amended by that certain First Amendment to Employment Agreement dated as of February 1, 2000 and (ii) Second Amendment to Employment Agreement dated December 31, 2001 (collectively, the "Employment Agreement"), pursuant to which the Company employed Employee as its Vice President and Chief Financial Officer.

     The Employee possess skills and knowledge critical to the day-to-day and continued operations of the Company and the Company desires to retain Employee's services and considers such retention critical to the Company's continued operations. In order to induce Employee to continue his Employment with the Company, the Company and Employee desire amend the Employment Agreement as hereinafter set forth.

                                    AGREEMENT

     In consideration of the premises and mutual promises hereinbelow set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I. At the end of Section 1 of the Agreement, the following sentence is inserted:

      Employee's place of business shall be in Wall, New Jersey. Employee acknowledges that he may occasionally be required to travel to the Company's affiliate's offices in New York and Connecticut; provided however, that Employee shall not be required to travel more than one day per week.

II. Except as modified herein, the Employment Agreement is hereby ratified, confirmed and approved in all respects.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


ATTEST:                                       BIZNESSONLINE.COM, INC.

/s/ Jennifer L. Sheridan                      By:  /s/ Mark E. Munro
---------------------------------                -----------------------------
                                                  Mark E. Munro, President



WITNESS:                                      EMPLOYEE:



/s/ Jennifer L. Sheridan                          /s/ Daniel J. Sullivan
---------------------------------             --------------------------------
                                              Daniel J. Sullivan

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